UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2015

Cardiovascular Systems, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1225 Old Highway 8 Northwest
St. Paul, Minnesota 55112-6416
(Address of Principal Executive Offices and Zip Code)
(651) 259-1600
(Registrant’s telephone number, including area code)

651 Campus Drive
St. Paul, Minnesota 55112-3495
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On February 27, 2015, the Board of Directors of Cardiovascular Systems, Inc. (the “Company”) approved an increase in the number of directors from seven to eight and elected Dr. William E. Cohn as a Class III director. The Board of Directors also appointed Dr. Cohn as a member of the Governance/Nominating Committee.

Dr. Cohn was not elected to the Board of Directors pursuant to any arrangement or understanding between him and any other person. Dr. Cohn has not been a party to, nor has he had a direct or indirect material interest in, any transaction with the Company during the current or preceding fiscal year. In connection with his service as a director, Dr. Cohn will participate in the Company’s Board of Directors compensation program. Accordingly, for fiscal 2015, Dr. Cohn will receive annual retainers of $40,000 and $10,000 for his Board and Committee service, respectively, and a Restricted Stock Unit (“RSU”) award with a value of $125,000, each pro-rated for the portion of the year for which Dr. Cohn will serve as a director. The RSU is payable in cash or shares of the Company’s common stock, at the Company’s discretion, within 30 days after the six month anniversary of the termination of Dr. Cohn’s Board membership. In addition, Dr. Cohn executed the Company’s standard Indemnification Agreement for directors.

Executive Officer Severance Plan

On February 27, 2015, the Board of Directors approved amendments to the Company’s Executive Officer Severance Plan (as amended, the “Plan”).

Under the Plan, if the Company terminates a participant other than for cause, as defined in the Plan, the participant will receive certain severance benefits during the severance period. The severance period has been amended to 24 months for the Chief Executive Officer, 18 months for the Chief Financial Officer and Chief Operating Officer, 15 months for Senior Vice Presidents and Executive Vice Presidents, and 12 months for Vice Presidents, other corporate officers and other employees designated by the Compensation Committee.

The benefits during the applicable severance period generally consist of the continued payment of (i) the participant’s then-current base salary; and (ii) the Company’s share of the costs of the participant’s coverage under our medical, dental, and life insurance plans. In addition, the Plan now provides that, in the event of the participant’s termination within 24 months following a change of control (as defined in the Plan), the base salary payable during the applicable severance period will be increased to include the participant’s target bonus for the year of termination.

In addition, certain administrative updates were made to the Plan.

The foregoing description of the material terms of the amendments to the Plan does not purport to be a complete description of such Plan and is qualified in its entirety by reference to the full text of the Plan, which will be filed as an exhibit to CSI’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2015.

Item 8.01 Other Events.

Trading Plans

On February 27, 2015, David L. Martin, President and Chief Executive Officer of the Company, made modifications to his pre-arranged trading plan to sell shares of the Company’s common stock originally adopted on August 30, 2013 (the “Martin Trading Plan”). In addition, on February 27, 2015, each of Kevin Kenny, Chief Operating Officer of the Company, and Laurence Betterley, Chief Financial Officer of the Company, adopted a pre-arranged trading plan to sell shares of the Company’s common stock (the “Kenny Trading Plan” and the “Betterley Trading Plan,” respectively). The trading plans were designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions. Each of the Martin Trading Plan, the Kenny Trading Plan and the Betterley Trading Plan allows for the sale of an indeterminate number of shares of common stock already owned by such parties to cover the required withholding taxes and transaction costs associated with the vesting of shares of performance-based restricted stock owned by such parties. The Martin Trading Plan also extends the period of time that Mr. Martin will sell shares received upon exercise of certain vested options to purchase Company common stock, from a former termination date of October 1, 2015 to a new termination date of October 31, 2016, and modifies certain of the limit prices for the sales of such shares. The Martin Trading

Plan allows for the sale of up to 324,975 shares of common stock to be received upon the exercise of vested stock options. Sales pursuant to the Martin Trading Plan are expected to begin as early as April 13, 2015, and will terminate no later than October 31, 2016, unless terminated sooner in accordance with the Martin Trading Plan’s terms. The Kenny Trading Plan also provides that Mr. Kenny will sell up to 16,212 shares of common stock held by him personally over 12 months beginning March 30, 2015. Sales pursuant to the Kenny Trading Plan are expected to begin as early as March 30, 2015 and will terminate no later than February 29, 2016, unless terminated sooner in accordance with the Kenny Trading Plan’s terms. Sales pursuant to the Betterley Trading Plan are expected to begin as early as August 13, 2015 and will terminate no later than September 10, 2015, unless terminated sooner in accordance with the Betterley Trading Plan’s terms. All shares will be sold under the Martin Trading Plan, the Kenny Trading Plan and the Betterley Trading Plan in the open market at prevailing market prices, subject to certain limit price restrictions in the Martin Trading Plan and the Kenny Trading Plan. Mr. Martin, Mr. Kenny and Mr. Betterley will have no control over the actual timing of the stock sales under the trading plans. All stock sales under the trading plans will be disclosed publicly in accordance with applicable securities laws, rules and regulations through appropriate filings with the U.S. Securities and Exchange Commission. The Company does not undertake to report other Rule 10b5-1 plans that may be adopted by any of its officers or directors in the future, or to report any modifications or termination of any publicly announced plan or to report any plan adopted by an employee who is not an executive officer, except to the extent required by law.

Code of Ethics Waiver

On February 27, 2015, the independent members of the Board of Directors approved a waiver of the conflict of interest provisions of the Company’s Code of Ethics and Business Conduct with respect to a new relationship of Scott Ward, the Company’s Chairman, to a supplier to the Company. Mr. Ward did not participate in such vote. Mr. Ward is also the Chairman of Creganna-Tactx Medical (“Creganna”), which recently acquired this supplier. The Governance/Nominating Committee of the Company’s Board of Directors has determined that Mr. Ward’s position as Chairman of the parent company to this supplier does not affect his independence as a director of the Company under applicable Nasdaq and SEC standards. Mr. Ward has agreed to recuse himself on both the Company and Creganna boards with respect to any issues that involve both the Company and this supplier.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 3, 2015

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Laurence L. Betterley
Laurence L. Betterley Chief Financial Officer